UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2020

General Electric Company

(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Necco Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.06 per share	GE	New York Stock Exchange
Floating Rate Notes due 2020	GE 20E	New York Stock Exchange
0.375% Notes due 2022	GE 22A	New York Stock Exchange
1.250% Notes due 2023	GE 23E	New York Stock Exchange
0.875% Notes due 2025	GE 25	New York Stock Exchange
1.875% Notes due 2027	GE 27E	New York Stock Exchange
1.500% Notes due 2029	GE 29	New York Stock Exchange
7 1/2% Guaranteed Subordinated Notes due 2035	GE /35	New York Stock Exchange
2.125% Notes due 2037	GE 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐
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Item 8.01. Other Events.

On April 22, 2020, General Electric Company (the “Company”) closed its previously announced public offering (the “Offering”) of $1,000,000,000 aggregate principal amount of 3.450% Notes due 2027 (the “2027 Notes”), $1,250,000,000 aggregate principal amount of 3.625% Notes due 2030 (the “2030 Notes”), $1,500,000,000 aggregate principal amount of 4.250% Notes due 2040 (the “2040 Notes”) and $2,250,000,000 aggregate principal amount of 4.350% Notes due 2050 (the “2050 Notes” and together with the 2027 Notes, the 2030 Notes and the 2040 Notes, the “Notes”). With respect to the issuance and sale of the Notes, the Company entered into The Debt Securities Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as Representatives of the several underwriters named therein on April 13, 2020. The Company intends to use the proceeds of the Offering to fund the purchase of an equivalent in U.S. dollars of approximately $4.2 billion in aggregate principal amount of its 2.700% Notes due 2022, 0.375% Notes due 2022, 1.250% Notes due 2023, 3.375% Notes due 2024 and Floating Rate Notes due 2020. The Company intends to use the remaining proceeds to repurchase, redeem or repay its outstanding debt obligations, including other notes or commercial paper.

The Notes were issued pursuant to a senior note indenture, dated as of October 9, 2012 (the “Base Indenture”), as supplemented by the company orders and officer’s certificate of the Company, dated as of April 22, 2020 (the “Company Orders and Officer’s Certificate” and together with the Base Indenture, the “Indenture”), by and between the Company and The Bank of New York Mellon, as trustee.

The Notes have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (Registration No. 333-229886), filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2019, as supplemented by a preliminary prospectus supplement, filed with the SEC on April 13, 2020, and a final prospectus supplement, filed with the SEC on April 15, 2020. This Current Report on Form 8-K is incorporated by reference into the Registration Statement.

The foregoing description of the Notes, the Indenture and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, form or copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	The Underwriting Agreement, dated April 13, 2020, by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

4.1	Senior Note Indenture, dated October 9, 2012, by and between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated October 9, 2012 (Commission file number 001-00035))

4.2	Company Order and Officer’s Certificate pursuant to Indenture – 3.450% Notes due 2027

4.3	Company Order and Officer’s Certificate pursuant to Indenture – 3.625% Notes due 2030

4.4	Company Order and Officer’s Certificate pursuant to Indenture – 4.250% Notes due 2040

4.5	Company Order and Officer’s Certificate pursuant to Indenture – 4.350% Notes due 2050

4.6	Forms of 3.450% Note due 2027, 3.625% Note due 2030, 4.250% Note due 2040 and 4.350% Note due 2050

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5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: April 22, 2020	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Risk Officer and Chief Corporate Counsel
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